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                                                                    EXHIBIT 99.1


                 WACKENHUT CORRECTIONS COMMENTS ON THE MERGER OF
                  THE WACKENHUT CORPORATION WITH GROUP 4 FALCK

PALM BEACH GARDENS, FLA. - MAY 9, 2002--WACKENHUT CORRECTIONS CORPORATION (NYSE:
WHC) announced today that its parent company, The Wackenhut Corporation (NYSE:
WAK and WAKB), consummated its merger with a wholly owned subsidiary of Group 4 Falck (Milestone Acquisition Corporation). As a result of the merger, Group 4 Falck has become the indirect beneficial owner of The Wackenhut Corporation's 57 percent ownership interest in Wackenhut Corrections, which will continue to trade on the New York Stock Exchange under the ticker symbol WHC. Wackenhut Corrections' relationship with Group 4 Falck and The Wackenhut Corporation following the merger will be governed by the terms of a previously disclosed agreement among the parties.

As also previously disclosed, the merger may affect certain of Wackenhut Corrections' interests in its overseas contracts and/or joint ventures. The UK government is currently considering the effect of the merger upon competition in the UK private corrections market, as well as the request of Wackenhut Corrections' UK joint venture for consent to the merger under the terms of the joint venture's contracts. Furthermore, Wackenhut Corrections' UK joint venture partner has expressed its belief that as a result of the merger, it has a right to acquire Wackenhut Corrections' 50 percent interest in the UK joint venture, a claim that Wackenhut Corrections disputes.

 "We are vigorously pursuing a positive outcome of the UK governmental review process and the protection of the value of our UK interests and we are hopeful the results will be consistent with our long-term objectives," said George C. Zoley, Vice Chairman and Chief Executive Officer of Wackenhut Corrections. "We have negotiated an agreement with Group 4 Falck and The Wackenhut Corporation to ensure the independence of Wackenhut Corrections' board of directors, preserve Wackenhut Corrections' continued ability to compete freely and fairly with Group 4 Falck and The Wackenhut Corporation in our current and future markets, and protect Wackenhut Corrections' key confidential information from being improperly disclosed."

Zoley added, "We have had a long and rewarding relationship with The Wackenhut Corporation and in particular, its founder and Chairman, George R. Wackenhut. We look forward to working with Group 4 Falck in the continued growth and success of Wackenhut Corrections."

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2-2-2   WACKENHUT CORRECTIONS COMMENTS ON THE MERGER OF TWC WITH GROUP 4 FALCK






GROUP 4 FALCK

Group 4 Falck, which is traded on the Copenhagen Stock Exchange, is based in Denmark and has activities in more than 50 countries with over 140,000 employees and annual revenues of approximately $2.5 billion. It is the market leader in over half the countries in which it operates.

Group 4 Falck is the world's second largest provider of security services.

WACKENHUT CORRECTIONS CORPORATION

Wackenhut Corrections is a global leader in the privatized correctional management, health services and mental health rehabilitation services industry. At year-end 2001, Wackenhut Corrections had 61 management contracts and awards, and revenues in excess of $562 million, representing a 22 percent share of the U.S. private correctional market and a 56 percent share of the international market.

Wackenhut Corrections offers government agencies a turnkey approach to the development of new correctional and mental health institutions that includes design, construction, financing and operations. Under these agreements, Wackenhut Corrections manages approximately 43,000 offender beds in North America, Great Britain, Australia, South Africa and New Zealand, while also providing a range of additional correctional-related services, such as prisoner transportation services, electronic monitoring for home detention, and correctional health care services. Through our 10,000 employees worldwide, Wackenhut Corrections is committed to continuing our record of achievement and success for our clients.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS AND FUTURE PERFORMANCE THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS, INCLUDING STATEMENTS REGARDING GENERAL ECONOMIC CONDITIONS, COMPETITIVE FACTORS, ESTIMATED EARNINGS, REVENUES, COSTS AND INCREASE IN SHAREHOLDER VALUE. INVESTORS SHOULD REFER TO DOCUMENTS THAT WACKENHUT CORRECTIONS FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A DESCRIPTION OF CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY FROM CURRENT EXPECTATIONS AND FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE. SUCH FACTORS INCLUDE, BUT NOT LIMITED TO: (1) THE SALE OF THE PARENT COMPANY WILL HAVE NO MATERIAL CHANGE IN WACKENHUT CORRECTIONS' CORPORATE STRUCTURE; (2) THE COMPANY'S ABILITY TO ENSURE A POSITIVE OUTCOME OF THE UK GOVERNMENTAL REVIEW PROCESS; (3) THE COMPANY'S ABILITY TO PROTECT THE VALUE OF ITS UK INTERESTS, AND OTHER FACTORS CONTAINED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE PROSPECTUS DATED JANUARY 23, 1996, FORMS 10-K, 10-Q AND 8-K REPORTS.


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Contact: Margaret Pearson - (561) 691-6406 or MPEARSON@WACKENHUT.COM
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